UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2013

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) Appointment of a new director.

On May 20, 2013, on the recommendation of the Corporate Governance/Nominating Committee of M.D.C. Holdings, Inc. (the “Company”), the Company’s Board of Directors (the “Board”) increased the number of directors on the Board from seven to eight and appointed Paris G. Reece III as a Class II Director to fill the vacancy on the Board, with a term expiring in 2014. The Board also appointed Mr. Reece to the Audit Committee in the place of Director Michael A. Berman, who retired from that committee. The Board determined that Mr. Reece is independent under the rules of the Securities and Exchange Commission, the New York Stock Exchange (the “NYSE”) and the Company’s categorical standards of independence and that, in the Board’s business judgment, Mr. Reece is “financially literate” as provided in the rules of the NYSE. The addition of Mr. Reece to the Board brings the number of independent members serving on the Board to six.

Mr. Reece will be entitled to receive a monthly Board retainer of $5,000, Board meeting fees of $3,000 per meeting and Audit Committee meeting fees of $3,000 per meeting. He will also be entitled to receive an annual grant of options along with the other independent directors, as described under “2012 Director Compensation” in the Company’s proxy statement filed on February 6, 2013.

Also, as of May 20, 2013, the Company entered into an Indemnification Agreement with Mr. Reece in the same form that the Company has entered into with its other directors. The Indemnification Agreement form provides for indemnification to the fullest extent permitted by law in the event the person was, is or becomes a party, witness or other participant in a Claim (as defined in the Indemnification Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the form of Indemnification Agreement). The Indemnification Agreement form was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 26, 2006, and is incorporated herein by reference.

Mr. Reece was formerly the Company’s Chief Financial Officer and Principal Accounting Officer. He has been retired since August 1, 2008. Mr. Reece’s son is purchasing a Richmond American home from one of the Company’s subsidiaries for approximately $676,000 on the same terms offered to the public, and Mr. Reece is providing financing for his son in the amount of approximately $590,000 for the purchase transaction, which the Board found to be immaterial in its determination of his independence.

A copy of the press release announcing Mr. Reece’s appointment is attached as Exhibit 99.1 and incorporated by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement entered into between the Company and members of its Board of Directors (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed October 26, 2006).

99.1	Press release dated May 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: May 22, 2013	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement entered into between the Company and members of its Board of Directors (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed October 26, 2006).

99.1	Press release dated May 22, 2013.